Exhibit 99.1

Goal Acquisitions Corp. Issues Updated Letter to Shareholders

Regarding Proposed Combination with Digital Virgo

AUSTIN, Texas — Feb. 1, 2023 — Goal Acquisitions Corp. (Nasdaq: PUCK) today issued the following open letter to its shareholders:

Dear Shareholders -

As you may know, Goal Acquisitions Corp. (Nasdaq: PUCK) (“Goal” or “we”) has recently announced our entry into a business combination with Digital Virgo Group (“Digital Virgo” or the “Company”). Digital Virgo is a French corporation that is a global hub for payment and monetization of digital content and services that enables worldwide access to mobile content, entertainment, and commerce—all payable on a phone bill using carrier billing solutions, or alternative payment methods.

This is an opportune moment to combine with a strong and growing global business that generates substantial recurring revenue, having been consistently profitable for the last seven years. Digital Virgo has generated positive EBITDA growth on strong margins while creating tremendous market demand for the Company’s mobile media, sports, entertainment, gaming, commerce, finance, and other offerings, working with 140 telcos in 40+ countries. We are excited about their consistent growth and the upside as we look to bring Digital Virgo’s capabilities to the North American market. We see Digital Virgo as a source for long-term returns, as well as a leader in the space as mobile, entertainment, gaming, sports, wagering, and commerce converge. Digital Virgo is poised to take advantage of the future of digital content, where one destination exists to meet customers’ mobile entertainment and commerce needs, including payments, live events, travel, gaming, shopping, social impact and more.

The Company itself offers an impact opportunity in global markets as Digital Virgo provides access to digital services and content to the unbanked and underbanked, where they otherwise would not be able to participate. We intend to increase this impact, including providing new ways for consumers to give and nonprofit organizations to raise funds all through a seamless mobile experience and phone bill payment.

Goal is comprised of seasoned board members and proven business-builders who possess deep relationships in sports, media, telecommunications, investments, brand building, and M&A, that will stimulate Digital Virgo’s success in the U.S. market and beyond. These relationships will help the Company develop new partnerships, a critical element in leading the Company to more rapid customer acquisition and premier content creation, enhancing the platform and aiding revenue growth and profitability. Similarly, the Digital Virgo team is exceptional. The Company’s leadership has worked closely together for many years with the founder previously navigating a 900M+ euro exit from a previous company.

We have maintained disciplined diligence throughout our process—our goals of identifying a quality company never wavering as the markets continued to change. We know that investors are always looking for opportunities with companies that have positive cash flow, relevance, and growth potential, regardless of market conditions. The Company itself is no stranger to down markets and has a proven track record of financial success in a variety of economic environments, with preliminary estimates for 2022 gross revenue, net income, and adjusted EBITDA at 436 million euros (12% YoY growth), 26 million euros (66% YoY), and 46 million euros (15% YoY growth), respectively. In addition to financial success, the Company also has an enviable M&A history, acquiring 15 companies in the last 14 years—while strengthening global operations. Irrespective of this transaction or entry into North America, Digital Virgo is on track to reach 70 million euros of adjusted EBITDA by 2027.

As you know first-hand, prudent investors become even more discerning when the market dips, and that’s exactly the approach we’ve taken. After completing more than a year’s worth of due diligence, we are highly confident in the quality of this proposed business combination.

Existing Goal shareholders have received an extension proxy requesting a vote in favor of a month-to-month extension, for up to six months, in order for the Digital Virgo merger with Goal to proceed forward to completion. The Goal sponsor team is incentivizing holders to grant such extension by depositing the lesser of (a) $0.05 per share for each public share of Goal that is not redeemed in connection with the Special Meeting and (b) $258,750 per 30-day period. In addition, the proceeds held in Goal’s trust account will continue to be invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, as determined by Goal, or in an interest bearing demand deposit account until the earlier of: (i) the completion of its initial business combination and (ii) the distribution of the trust account.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax (the “Excise Tax”) on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. Any redemption of the shares of the Class A common stock, par value $0.0001 per share, of Goal on or after January 1, 2023 may be subject to the Excise Tax. The proceeds placed in the trust account established in connection with Goal’s initial public offering (the “Trust Account”) and the interest earned thereon shall not be used to pay for the Excise Tax that may be levied on Goal in connection with such redemptions. Goal further confirms that it will not utilize any funds from the Trust Account to pay any such Excise Tax.

We look forward to your continued involvement in this investment and the chance to realize strong returns, while leading a consumer evolution in one-destination access for content, entertainment, sports and commerce.

Our Goal team thanks you for your partnership and support so far, and requests that you support our extension.

Looking ahead,

Alex Greystoke, Founder and Advisor

Harvey Schiller, Chief Executive Officer

About Goal Acquisitions

Goal Acquisitions Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more business entities. For more information visit www.goalacquisitions.com.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

No Assurances

There can be no assurance that the proposed Business Combination will be completed, nor can there be any assurance, if the Business Combination is completed, that the potential benefits of combining the companies will be realized. The description of the Business Combination contained herein is qualified in its entirety by reference to the current definitive agreements relating to the Business Combination, copies of which have been filed by Goal with the SEC as an exhibit to a Current Report on Form 8-K on November 17, 2022.

Participants in the Solicitation

Goal and Digital Virgo and their respective directors and executive officers may be considered participants in the solicitation of proxies from Goal’s stockholders with respect to the potential transaction described in this press release under the rules of the SEC. Information about the directors and executive officers of Goal and their ownership of Goal’s securities is set forth in Goal’s Final Prospectus filed with the SEC on February 16, 2021. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Goal’s stockholders in connection with the potential transaction will be set forth in the preliminary and definitive proxy statements when those are filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to Goal Acquisitions Corp., Attention: William T. Duffy, telephone: (888) 717-7678.

Additional Information about the Proposed Business Combination and Where to Find It

Digital Virgo will submit with the SEC a Registration Statement on Form F-4 (as may be amended, the “Registration Statement”), which includes a preliminary proxy statement of Goal and a prospectus in connection with the proposed Business Combination involving Goal and Digital Virgo pursuant to the Business Combination Agreement by and among the parties (the “Business Combination Agreement”). STOCKHOLDERS OF GOAL AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS THERETO AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT GOAL, DIGITAL VIRGO AND THE BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS OF GOAL AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE BUSINESS COMBINATION. ONCE AVAILABLE, STOCKHOLDERS OF GOAL WILL ALSO BE ABLE TO OBTAIN A COPY OF THE PROXY STATEMENTS AND OTHER DOCUMENTS FILED WITH THE SEC WITHOUT CHARGE, BY DIRECTING A REQUEST TO: GOAL ACQUISITIONS CORP., ATTENTION: WILLIAM T. DUFFY, TELEPHONE: (888) 717-7678 OR EMILIE ROUSSELL: +33 1 82 50 50 00. THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, AND ANY OTHER RELEVANT DOCUMENTS, ONCE AVAILABLE, CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SEC’S WEBSITE (WWW.SEC.GOV).

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “may,” “will,” “expect,” “continue,” “should,” “would,” “anticipate,” “believe,” “seek,” “target,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share; (2) references with respect to the anticipated benefits of the proposed Business Combination and the projected future financial performance of Goal and Digital Virgo’s operating companies following the proposed Business Combination; (3) changes in the market for Digital Virgo’s products and services and expansion plans and opportunities; (4) Digital Virgo’s unit economics; (5) the sources and uses of cash of the proposed Business Combination; (6) the anticipated capitalization and enterprise value of the combined company following the consummation of the proposed Business Combination; (7) the projected technological developments of Digital Virgo and its competitors; (8) anticipated short- and long-term customer benefits; (9) current and future potential commercial and customer relationships; (10) the ability to manufacture efficiently at scale; (11) anticipated investments in research and development and the effect of these investments and timing related to commercial product launches; and (12) expectations related to the terms and timing of the proposed Business Combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Digital Virgo’s and Goal’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Digital Virgo and Goal. These forward-looking statements are subject to a number of risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; the inability to recognize the anticipated benefits of the Business Combination; the lack of a third-party fairness opinion in determining whether or not to pursue the proposed Business Combination; the ability to obtain or maintain the listing of Goal on The Nasdaq Stock Market, following the Business Combination, including having the requisite number of shareholders; costs related to the Business Combination; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of certain projected financial information with respect to Digital Virgo; Digital Virgo’s ability to successfully and timely develop, manufacture, sell and expand its technology and products, including implement its growth strategy; Digital Virgo’s ability to adequately manage any supply chain risks, including the purchase of a sufficient supply of critical components incorporated into its product offerings; risks relating to Digital Virgo’s operations and business, including information technology and cybersecurity risks, failure to adequately forecast supply and demand, loss of key customers and deterioration in relationships between Digital Virgo and its employees; Digital Virgo’s ability to successfully collaborate with business partners; demand for Digital Virgo’s current and future offerings; risks that orders that have been placed for Digital Virgo’s products are cancelled or modified; risks related to increased competition; risks relating to potential disruption in the transportation and shipping infrastructure, including trade policies and export controls; risks that Digital Virgo is unable to secure or protect its intellectual property; risks of product liability or regulatory lawsuits relating to Digital Virgo’s products and services; risks that the post-combination company experiences difficulties managing its growth and expanding operations; the uncertain effects of the COVID-19 pandemic and certain geopolitical developments; the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any required shareholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination; the outcome of any legal proceedings that may be instituted against Digital Virgo or Goal or other following announcement of the proposed Business Combination and transactions contemplated thereby; the ability of Digital Virgo to execute its business model, including market acceptance of its planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; technological improvements by Digital Virgo’s peers and competitors; and those risk factors discussed in documents of Goal filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Goal nor Digital Virgo presently know or that Goal and Digital Virgo currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Goal’s and Digital Virgo’s expectations, plans or forecasts of future events and views as of the date of this press release. Goal and Digital Virgo anticipate that subsequent events and developments will cause Goal’s and Digital Virgo’s assessments to change. However, while Goal and Digital Virgo may elect to update these forward-looking statements at some point in the future, Goal and Digital Virgo specifically disclaim any obligation to do so. Readers are referred to the most recent reports filed with the SEC by Goal. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Non-IFRS Financial Matters

The projected financial information included in this letter includes certain non-IFRS financial measures, including Adjusted EBITDA. Digital Virgo’s management included these non-IFRS financial measures because it believes they are useful in evaluating Digital Virgo’s operating performance, as they are similar to measures reported by Digital Virgo’s public competitors and are regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects.

Digital Virgo defines Adjusted EBITDA as the Recurring Operating Profit in accordance with IFRS (Operating Profit excluding non-current costs and revenues) plus the depreciation, amortization and impairment of non-current assets excluding the depreciation charges for the right-of-use assets, plus the stock-based compensation expenses (consumption of the fair value of free shares and stock options granted to employees and managers).

Digital Virgo defines non-IFRS gross profit as revenue less cost of revenues. Non-IFRS gross margin is defined as Digital Virgo’s non-IFRS gross profit divided by total revenues. Digital Virgo’s management believes non-IFRS gross profit and non-IFRS gross margin can provide a useful measure of Digital Virgo’s core performance over time as they eliminate the impact of non-cash expenses and allow a direct comparison of Digital Virgo’s cash operations and ongoing operating performance between periods.

Non-IFRS financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with IFRS. In addition, other companies, including companies in Digital Virgo’s industry, may calculate similarly titled non-IFRS measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-IFRS financial measures as tools for comparison. Investors are encouraged to review the related IFRS financial measures and the reconciliation of these non-IFRS financial measures to their most directly comparable IFRS financial measures, and not to rely on any single financial measure to evaluate Digital Virgo’s business. A reconciliation of non-IFRS measures is available in the Company’s investor deck filed with the SEC as an exhibit to a current report on Form 8-K on December 8, 2022.

Contacts

For inquiries regarding Digital Virgo, please contact: www.digitalvirgo.com/contact.

Media

For Digital Virgo media inquiries, please contact Communications Director Émilie Roussel:

press@digitalvirgo.com

For Goal Acquisitions media inquiries, please contact:

press@goalacquisitions.com

Investors

For investor inquiries at Digital Virgo, please contact:

ir@digitalvirgo.com

For investor inquiries at Goal Acquisitions, please contact:

info@goalacquisitions.com